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                                                                   EXHIBIT 10.19

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                         ONE TOUCH COMMUNICATIONS, INC.,
                             A GEORGIA CORPORATION,

                                DAVID G. WEBSTER,

                                ERIC C. BEGUELIN,

                      MULTI-LINK TELECOMMUNICATIONS, INC.,
                             A COLORADO CORPORATION,

                                       AND

                         ONE TOUCH COMMUNICATIONS, INC.,
                             A COLORADO CORPORATION


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                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of December 22, 1999 by and among ONE TOUCH COMMUNICATIONS, INC., a Georgia corporation ("Seller"), MULTI-LINK TELECOMMUNICATIONS, INC., a Colorado corporation ("Multi-Link"), ONE TOUCH COMMUNICATIONS, INC., a Colorado corporation and wholly owned subsidiary of Multi-Link ("Buyer"), DAVID G. WEBSTER, a resident of the State of Georgia ("Webster"), and ERIC C. BEGUELIN, a resident of the State of North Carolina ("Beguelin," and together with Webster, the "Shareholders"). In this Agreement, Buyer, Multi-Link, Seller and the Shareholders are sometimes referred to individually as a "Party" and collectively as "Parties."

                                    RECITALS

         A. Seller operates a telecommunications business (the "Business") located at 6120 St. Giles Street, Suite 250, Raleigh, North Carolina.

         B. Shareholders collectively own 100% of the outstanding capital stock of Seller.

         C. Buyer intends to buy, and Seller intends to sell, substantially all of Seller's assets used in connection with the Business, upon the terms and conditions of this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. TRANSACTION CONFIDENTIALITY; PRESS RELEASES.

         1.1 TRANSACTION CONFIDENTIALITY. The Parties agree to keep all non-public information regarding the other Party strictly confidential, except as may be required by law, in connection with any lawsuit between or involving the Parties or any Party, or in connection with the assignment of those contracts and agreements set forth on the schedule titled "Assumed Contracts" attached hereto (the "Assumed Contracts"). Further, Seller and the Shareholders each agree to keep all of the terms, conditions and provisions of this Agreement strictly confidential at all times and not to disclose or permit the disclosure of such terms and conditions to any third party whomsoever, except for disclosures of such information to Seller's or the Shareholders' professional advisors, who shall agree to keep such information strictly confidential at all times.

         1.2 PRESS RELEASES. Neither Seller nor the Shareholders will issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of Buyer. Buyer may issue such press releases or public announcements as Buyer's counsel determines may be required by law to be made by Buyer or any of its Affiliates (as hereinafter defined).


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         1.3 SURVIVAL. The covenants of the Parties contained in this Section 1 will survive the termination of this Agreement or the Closing (as hereinafter defined).

2. PURCHASED ASSETS; EXCLUDED ASSETS; ASSUMPTION OF LIABILITIES.

         2.1 PURCHASED ASSETS. On the Closing Date (as hereinafter defined), Seller will sell to Buyer, and Buyer will purchase from Seller, all of the assets used in connection with the Business, other than the Excluded Assets (as hereinafter defined, the "Purchased Assets"), free and clear of all security interests, liens, restrictions, claims, encumbrances or charges of any kind ("Encumbrances"). The schedule titled "Purchased Assets" attached hereto lists the main types and categories of assets that are included, but may not list all assets that Buyer will acquire hereunder.

         2.2 EXCLUDED ASSETS. Buyer will not acquire title to those assets described on the schedule titled "Excluded Assets" attached hereto (the "Excluded Assets").

         2.3 LIABILITIES NOT ASSUMED. Buyer will not assume, and Seller and the Shareholders will pay and discharge, any and all debts, obligations and liabilities of Seller (whether absolute, accrued, contingent, fixed or otherwise, and whether due or to become due), including, without limitation, compensation, withholdings, workers' compensation or benefits owing to or with respect to employees of Seller and all tax liabilities, arising, accruing or otherwise relating to the period prior to the Closing Date (collectively, "Seller's Obligations"); provided, however, notwithstanding the foregoing, Buyer will assume the obligations of Seller with respect to the Assumed Contracts to the extent arising, accruing or otherwise relating to the period on and after the Closing Date.

3. PURCHASE PRICE; PAYMENT; ADJUSTMENTS; PRORATIONS; ALLOCATIONS.

         3.1 PURCHASE PRICE; PAYMENT. The consideration to be paid by Buyer to Seller for the Purchased Assets (the "Purchase Price") is payable as follows:

              (a) $1,104,867.83 (the "Cash Portion") will be paid by Buyer on the Closing Date by wire transfers as follows:

              $980,000 to Seller; and

              $82,876.30 to Associates Capital Corp. in settlement/payoff of outstanding leases; and

              $23,759.53 to Conseco Finance Corp. (f/k/a Greentree Financial Corp.) in settlement/payoff of outstanding leases; and

              $18,232 to Glenayre Electronics Capital Corp. in settlement/payoff of an outstanding invoice.

              (b) $2,020,000 (the "Stock Portion") will be paid by Buyer through the delivery to Seller of shares of Multi-Link no par value restricted common stock ("Common Stock"). The number of such shares to be delivered shall be determined by dividing 2,020,000 by the closing bid price of one share of Common Stock as reported


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         by the NASDAQ Small Cap Market as of the last full trading day prior to the Closing Date. The number of shares shall be rounded to the nearest whole number.

              (c) Buyer's assumption of obligations under the Assumed Contracts from and after the Closing Date.

         3.2 COMMON STOCK. The Common Stock will be unregistered and restricted as to the right of resale or distribution in accordance with Rule 144 promulgated under the Securities Act of 1933, as amended ("Rule 144"). In addition to the restrictions imposed by Rule 144, the Common Stock may not be transferred without the prior written consent of Multi-Link until the following time periods have elapsed from the Closing Date:

         12 months - 50% of the Common Stock

         18 Months - 25% of the Common Stock

         24 Months - 25% of the Common Stock

         The Common Stock will have appropriate legends typed on the reverse of the share certificates describing the above restrictions on resale.

         Seller agrees and consents to the entry of stop transfer instructions with Multi-Link's transfer agent and registrar against the transfer of any of the Common Stock except in compliance with the foregoing restrictions. Multi-Link may, in its sole discretion, release all or any portion of the Common Stock subject to this lock-up provision.

         Seller further agrees that, during the lock-up period, it shall not enter into any short sale, swap or any other type of arrangement that transfers any portion of the economic consequences and benefits associated with the ownership of the Common Stock without the prior written consent of Multi-Link.

         3.3 PRORATIONS. All sales taxes, personal property taxes and assessments which are past due or have become due upon any of the Purchased Assets or in connection with the operation of the Business prior to the Closing Date will be paid by Seller on or before the Closing Date, together with any penalty or interest thereon. Current personal property taxes will be prorated and adjusted between Buyer and Seller as of the Closing Date on a due date basis. If current tax bills are unavailable at the Closing Date, the prior year's tax bills will be used for proration purposes and taxes will be re-prorated between Buyer and Seller when the current year's tax bills are received. Any amounts owed by either Party with respect to such re-proration will be paid to the other Party within 30 days of the determination of such re-proration. All expenses of the Business for periods prior to the Closing Date will be the obligation of and payable by Seller and all expenses of the Business for periods on and after the Closing Date will be the obligation of and payable by Buyer. All transfer, sales or similar tax due as a result of this transaction will be paid by Seller at the Closing.

         3.4 ALLOCATION OF PURCHASE PRICE. The Purchase Price for the Purchased Assets shall be allocated as set forth in the schedule titled "Purchase Price Allocation" attached hereto. This allocation will be conclusive and binding for all purposes, and each Party will file all income or other tax returns in a manner consistent with such allocation.

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         3.5 ADJUSTMENT TO PURCHASE PRICE. The Purchase Price payable by Buyer to Seller is subject to adjustment to the extent and under certain conditions as provided in Section 10.2 hereof.

4. CLOSING.

         4.1 CLOSING DATE.

              (a) The closing of the transactions (the "Closing") contemplated by this Agreement will occur on January 5, 2000, or on such other date as may be mutually established by the Parties (the "Closing Date").

              (b) The Closing is planned to take place via facsimile.

              (c) Notwithstanding the foregoing provisions of subsection (a), at Buyer's option and at no additional cost to Buyer, Buyer may extend the Closing Date to a date no later than February 4, 2000.

         4.2 ACTIONS TO BE TAKEN BY SELLER AND SHAREHOLDERS AT THE CLOSING. At the Closing, Seller and/or the Shareholders will take the following actions and deliver the following documents:

              (a) Seller will execute and deliver to Buyer a counterpart of a Bill of Sale, Assignment and Assumption Agreement in substantially the form attached hereto (the "Bill of Sale") transferring to Buyer good and marketable title in and to the Purchased Assets, free and clear of all Encumbrances.

              (b) Seller will deliver to Buyer all consents and approvals (including, without limitation, shareholders' and directors' minutes) required for Seller to (i) enter into this Agreement and consummate the transactions described herein, and (ii) assign the Assumed Contracts to Buyer.

              (c) Seller will execute and deliver to Buyer such documents, certificates and instruments as are reasonably requested by Buyer to change Seller's name from "One Touch Communications, Inc" to a name which is not confusingly similar to such name.

              (d) Seller will deliver to Buyer good standing certificates (dated within thirty (30) days prior to the Closing Date) for Seller from the State of North Carolina and the State of Georgia.

              (e) Seller will deliver to Buyer a copy of the Articles of Incorporation of Seller (dated within thirty (30) days prior to the Closing Date), duly certified by the Secretary of State of the State of Georgia.

              (f) Seller and Shareholders will deliver to Buyer a certificate, duly executed by Seller and Shareholders, certifying that Seller and Shareholders have complied with all of the terms, provisions and conditions of this Agreement to be performed and complied with by them at or prior to the Closing Date and that their representations and


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         warranties are true in all material respects as of the date of this
         Agreement and as of the Closing Date.

              (g) Seller will deliver to Buyer a certificate of the Secretary or Assistant Secretary of Seller, dated the Closing Date, certifying (i) the resolutions duly adopted by the Shareholders and the Board of Directors of Seller authorizing and approving the execution, delivery and performance of this Agreement, and (ii) that such resolutions have not been rescinded or modified and remain in full force as of the Closing Date.

              (h) Seller will deliver to Buyer an opinion of counsel to Seller and Shareholders addressed to Buyer and Multi-Link in the form attached hereto.

              (i) Seller and the Shareholders will take such other actions and will execute and deliver such other instruments, documents and certificates as are required by the terms of this Agreement, or as may be reasonably requested by Buyer in connection with the consummation of the transactions contemplated herein.

         4.3 ACTIONS TO BE TAKEN BY BUYER AND MULTI-LINK AT THE CLOSING. At the Closing, Buyer and/or Multi-Link will take the following actions and deliver the following documents:

              (a) Buyer will execute and deliver to Seller a counterpart of the Bill of Sale.

              (b) Buyer will pay the Cash Portion of the Purchase Price by wire transfer as instructed by Seller.

              (c) Buyer and Multi-Link will deliver to Seller stock certificates representing the Common Stock, or will issue irrevocable written instructions to its transfer agent, American Securities Transfer & Trust, Inc., to issue and deliver the Common Stock to Seller;

              (d) Buyer will deliver to Seller good standing certificates for Buyer and Multi-Link (dated within thirty (30) days prior to the Closing Date) from the State of Colorado.

              (e) Buyer will deliver to Seller a certificate, duly executed by Buyer, certifying that Buyer has complied with all of the terms, provisions and conditions of this Agreement to be performed and complied with by it at or prior to the Closing Date and that its representations and warranties are true in all material respects as of the date of this Agreement and as of the Closing Date.

              (f) Buyer will deliver to Seller an opinion of counsel to Multi-Link addressed to Seller in the form attached hereto.

              (g) Buyer will take such other actions and will execute and deliver such other instruments, documents and certificates as are required by the terms of this Agreement, or as may be reasonably requested by Seller or the Shareholders in connection with the consummation of the transactions contemplated herein.



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5. REPRESENTATIONS AND WARRANTIES.

         5.1 REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS. Seller and the Shareholders jointly and severally represent and warrant to Buyer and Multi-Link as follows:

              (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and qualified to do business in good standing in the State of North Carolina. Seller has full power and lawful authority to (i) own and operate its assets, properties and the Business, (ii) carry on the Business as presently conducted, (iii) enter into this Agreement, and (iv) consummate the transactions contemplated by this Agreement.

              (b) The execution, delivery and performance of this Agreement have each been duly authorized by all necessary corporate action on the part of Seller, including director and Shareholder authorization. This Agreement constitutes a legal, valid and binding obligation of Seller and Shareholders, enforceable in accordance with its terms. Seller's and Shareholders' execution, delivery and performance of this Agreement does not and will not (i) constitute a breach or violation of Seller's incorporation documents or bylaws, (ii) constitute a breach or violation of any law, rule, regulation, material agreement, indenture, deed of trust, mortgage, loan agreement or any material instrument to which Seller or any Shareholder is a party or by which Seller or any Shareholder or any of the Purchased Assets is bound or affected, (iii) constitute a violation of any order, judgment or decree by which Seller or any Shareholder or any of the Purchased Assets is bound or affected,
         (iv) result in the acceleration of any material debt owed by Seller or any Shareholder, (v) result in the creation of any lien or charge on the Purchased Assets or (vi) require any authorization or consent of any third party, including, without limitation, any governmental authority or any party to an Assumed Contract, except for such approvals and consents that have been or will be obtained, made or given on or prior to the Closing Date as set forth on the schedule titled "Consents" attached hereto.

              (c) Seller has, and at the Closing Buyer will receive, good and marketable title to the Purchased Assets, free and clear of all Encumbrances. Other than computer equipment and computer peripherals, Seller is not leasing any equipment, furniture, fixtures or other personal property. Seller is not holding on consignment any equipment, furniture, fixtures or other personal property. There are no special assessments against any of the Purchased Assets. The Purchased Assets which are tangible personal property are in a good state of repair and operating condition, ordinary wear and tear excepted. The Purchased Assets represent and constitute all assets, rights and privileges currently owned or used by Seller in connection with the Business. Other than that certain generator located at Beguelin's residence, all of the Purchased Assets are located at the Property.

              (d) The accounts receivable of Seller to be transferred pursuant to this Agreement (the "Accounts Receivable") are bona fide accounts receivable of Seller arising in the ordinary course of business and are not subject to any defenses to collection or rights of setoff.



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              (e) Seller has not, during the 180-day period prior to the date hereof, made any extraordinary effort beyond the ordinary course of business to collect the Accounts Receivable.

              (f) To the best of Seller's knowledge, the Glenayre MVP System (the "MVP") to be transferred pursuant to this Agreement is fully functioning and in a good state of repair and working condition.

              (g) Except as set forth on the schedule titled "Claims and Litigation" attached hereto, (i) there is no third party (whether private, governmental or otherwise) holding any claim of any nature against Seller or the Purchased Assets, including claims arising out of or in connection with the operation of the Business, (ii) Seller does not know or have reasonable grounds to know of any dispute which adversely affects, or may adversely affect, Seller, the Purchased Assets or the Business, (iii) there is no present or threatened walkout, strike or labor disturbance involving any of Seller's employees, (iv) Seller and the Purchased Assets are not subject to any pending or, to the best of Seller's knowledge, threatened litigation, proceeding or administrative investigation of any kind or nature (including, without limitation, any matter (including audits) involving the Internal Revenue Service, or other federal or state taxing authorities), (v) Seller has not violated any federal, state or local law or ordinance or any rule, regulation order or decree of any governmental agency, court or authority having jurisdiction over it or over any part of its operations or assets that would have a material adverse effect on the operation of the Business by Buyer or the financial condition of Seller, and (vi) Seller has maintained all material licenses and permits and has filed all registrations, reports and other documents required by local, state and federal authorities and regulating bodies in connection with the Business, all of which licenses and permits are fully assignable to Buyer and on the Closing Date will have been assigned to Buyer pursuant to the Bill of Sale.

              (h) The schedule titled "Assumed Contracts" attached hereto (together with the contracts listed in Section 7.1(i) hereof (the "Old Contracts")) is a true and complete listing of any and all material agreements and instruments relating to the Business to which Seller is a party or the Purchased Assets are subject, and any and all related agreements, including, without limitation, all leases, subleases, warranty agreements, sales agreements, service agreements, maintenance agreements, loan agreements and partnership agreements. Seller has delivered to Buyer a true and complete copy of each Assumed Contract and Old Contract and all other written instruments existing with respect to the Assumed Contracts and Old Contracts. Each Assumed Contract and Old Contract is valid and enforceable in accordance with its terms. Neither Seller nor any other party thereto is in breach of or in default under any Assumed Contract or Old Contract nor has any notice or claim with respect to any breach or default thereunder been given.

              (i) The schedule titled "Employees" attached hereto is a true and complete list of all employees of Seller, and their dates of hire, positions, base salary and commission and/or bonus schedule (if applicable), and employee benefits to which such employees are entitled to participate. Except as set forth on such schedule (i) none of the employees has any agreement (written or otherwise) with Seller and (ii) all of such employees are terminable at will without any penalty, liquidated damages or other


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         required payment. There have not been any unfair labor practice complaints, labor difficulties or work stoppages, or threats thereof, affecting any of Seller's activities. Seller does not have any collective bargaining or union contracts or agreements and there is no union campaign presently being conducted to solicit employees to authorize a union to request a national labor relations board certification election with respect to any of Seller's employees.

              (j) Seller has (i) filed, when due, with all appropriate governmental agencies, all tax returns, estimates, reports and statements required to be filed by it, all of which are true and correct, and (ii) paid, when due and payable, all requisite income taxes, sales, use, property and transfer taxes, levies, duties, licenses and registration fees and charges of any nature whatsoever and workers' compensation and unemployment taxes, including interest and penalties thereon. Seller has withheld all tax required to be withheld under applicable tax laws and regulations, and such withholdings have either been paid to the respective governmental agencies or set aside in accounts for such purpose.

              (k) Seller does not maintain or contribute to, and has never maintained or contributed to, any pension, retirement, profit sharing, bonus, stock ownership, stock bonus or other plan including, without limitation, any multiemployer plan as defined in ss. 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

              (l) The schedule titled "Financial Statements" attached hereto contains a copy of Seller's financial statements (which include, at a minimum, a balance sheet and income statement) for the year ended December 31, 1998, and for the ten month period to October 31, 1999 (the "Financial Statements"). The Financial Statements (i) are in accordance with the books and records of Seller, which books and records are complete and accurate in all material respects, (ii) present fairly and accurately in all material respects the financial condition of Seller as of the dates thereof, and (iii) have been prepared on a basis consistent with the preparation of Seller's prior years' financial statements. As of October 31, 1999, Seller had no assets (whether tangible, intangible, real, personal, mixed or otherwise) or liabilities (whether absolute, accrued, contingent, fixed or otherwise, and whether due or to become due) except as set forth in the Financial Statements.

              (m) Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto, since October 31, 1999,
         (i) there has been no material change in the business, financial condition, operating results, assets or, to the best of Seller's knowledge, business prospects, employee, customer, or supplier relations of Seller relating to the Business, and (ii) Seller has conducted the operation of the Business only in the ordinary course of business consistent with past practice.

              (n) The schedule titled "Insurance Policies" attached hereto contains a true and complete list of all policies of fire, liability, workers' compensation and other insurance policies in force on the date of this Agreement owned or held by Seller (including coverages), and Seller has previously delivered to Buyer true and complete copies of all such policies. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any


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         such policy. Except as set forth on such schedule, Seller has not asserted any claims in excess of $1,000 per occurrence under any such policy during the three-year period immediately preceding the Closing Date.

              (o) Seller has disclosed to Buyer all permits, licenses or certificates of applicable regulatory agencies or authorities which Seller believes are necessary to conduct the Business without disruption or material adverse effect on Seller.

              (p) Except as set forth on the schedule titled "Governmental and Regulatory Consents" attached hereto, no permit, consent, approval or authorization of, or declaration or notice to, or report or filing with, any governmental or regulatory authority is required in connection with the execution, delivery or performance of this Agreement by Seller or the consummation by Seller of any other transaction contemplated hereby.

              (q) Seller does not have any patents, copyrights, or registrations or applications therefor, arising from or relating to the operation of the Business. Seller either owns or is otherwise entitled to use all "Proprietary Rights" (as defined below) necessary to conduct the Business as presently conducted. With respect to such Proprietary Rights, (i) Seller owns all right, title, and interest in and to, or has legal authority to use, all of such Proprietary Rights, (ii) there have been no claims made against Seller for the assertion of the invalidity, abuse, misuse, or unenforceability of any of such Proprietary Rights, and there are no grounds for the same, (iii) Seller has not received a notice of conflict with the asserted rights of others, and (iv) the conduct of the business of Seller has not infringed any such rights of others. Seller does not license any Proprietary Rights arising from or relating to the Business to or from third parties. Seller has taken all action reasonably necessary to protect its Proprietary Rights. For purposes of this Agreement, "Proprietary Rights" means all (I) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof, (II) computer software data and documentation, (III) trade secrets and confidential business information (including patentable and copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (IV) other intellectual property of Seller, and (V) copies and tangible embodiments thereof (in whatever form or medium).

              (r) Except as set forth on the schedule titled "Affiliate Transactions" attached hereto, there is no transaction or agreement currently in existence or proposed between Seller and any of its Affiliates.

              (s) The schedule titled "Suppliers" attached hereto is a true and complete list of all suppliers utilized by Seller as of the date hereof and, if different, during the prior 12 months, with respect to the operation of the Business.

              (t) Neither this Agreement nor any schedules, certificates or other documents or information provided by Seller or the Shareholders to Buyer in connection with this Agreement or the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements so made not misleading. There is no fact which has not been


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         disclosed to Buyer of which Seller or any Shareholder is aware and which has or could have a material adverse effect on the business, financial condition, operating results, business prospects, assets or employee, customer, supplier or other relations of Seller relating to the Business.

              (u) Neither Seller nor anyone acting on Seller's or any Shareholder's behalf has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage or finder's fee or commission in connection with this Agreement or the transactions contemplated hereby.

              (v) Seller has sufficient knowledge and experience in business and financial matters to evaluate the merits and risks of an investment in the Common Stock.

              (w) Seller understands that the shares of Common Stock have not been registered under the Securities Act of 1933, as amended (the "Act") or any state securities law in reliance on an exemption therefrom for non-public offerings and further understands that the shares of Common Stock have not been approved or disapproved by the United States Securities and Exchange Commission (the "SEC"), or any other federal or state agency.

              (x) Seller is acquiring the shares of Common Stock for its own account, for investment purposes only, and not with a view to the sale or other distribution thereof, in whole or in part, and is aware that there are substantial restrictions on the transferability of the shares of Common Stock; Seller understands that it must bear the economic risk of an investment in the shares of Common Stock for an indefinite period of time because the shares of Common Stock have not been registered under the Act and, therefore, cannot be sold unless they are subsequently registered under the Act or an exemption from such registration has been established to the satisfaction of the Buyer or Multi-Link, as appropriate (which may require an opinion of counsel acceptable to the Buyer or Multi-Link); Seller understands that it has no right to compel registration under the Act and that Multi-Link has no present intention to register the shares of Common Stock under the Act.

         5.2 BUYER REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to the Seller and the Shareholders as follows:

              (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado, and has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

              (b) The execution, delivery and performance of this Agreement have each been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms. Buyer's execution, delivery and performance of this Agreement does not and will not (i) constitute a breach or violation of Buyer's organizational documents, (ii) constitute a breach or violation of any law, rule, regulation, material agreement, indenture, deed of trust, mortgage, loan agreement or any material instrument to which Buyer is a party or by which Buyer is bound or affected, (iii) constitute a violation of any order, judgment or decree by which Buyer is bound or affected or (iv) require any authorization or consent of any third party.

         5.3 MULTI-LINK REPRESENTATIONS AND WARRANTIES. Multi-Link represents and warrants to Seller and Shareholders as follows:

              (a) Multi-Link is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado, and has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

              (b) The execution, delivery and performance of this Agreement have each been duly authorized by all necessary corporate action on the part of Multi-Link. This Agreement constitutes the legal, valid and binding obligation of Multi-Link, enforceable in accordance with its terms. Multi-Link's execution, delivery and performance of this Agreement do not and will not (i) constitute a breach or violation of Multi-Link's organizational documents, (ii) constitute a breach or violation of any law, rule, regulation, material agreement, indenture, deed of trust, mortgage, loan agreement or any material instrument to which Multi-Link is a party or by which Multi-Link is bound or affected, (iii) constitute a violation of any order, judgment or decree by which Multi-Link is bound or affected or (iv) require any authorization or consent of any third party.

              (c) The authorized capital stock of Multi-Link consists of 20,000,000 shares of Common Stock, no par value.

              (d) The shares of Common Stock to be issued by Multi-Link hereunder have been duly authorized and, upon issuance in accordance with this Agreement, will be validly issued, fully paid and non-assessable.

              (e) The information contained in any and all filings by Multi-Link under the Securities Exchange Act of 1934, as amended, was accurate and complete in all material respects as of the date of such filings.

              (f) Neither this Agreement nor any certificates or other documents or information provided by Multi-Link to Seller in connection with this Agreement or the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements so made, in light of the circumstances in which they were made, materially misleading.

         5.4 SURVIVAL. The representations and warranties of the Parties contained in this Section 5 will survive the Closing.

6. CERTAIN COVENANTS.

         6.1 APPROVALS AND CONSENTS. Seller will obtain, in writing and without penalty or condition which is adverse to Buyer, all necessary approvals and consents required in order to authorize and approve this Agreement and to consummate the assignment to, and assumption by, Buyer of the Assumed Contracts, if any, and the sale of the Purchased Assets to Buyer.

         6.2 DUE DILIGENCE. During business hours and upon reasonable notice to Seller, Seller will permit Buyer, and its counsel, accountants and other representatives, to examine all of Seller's records, assets, properties, contracts, tax returns, and operating permits, and to otherwise engage in a complete and thorough due diligence review of Seller, its properties, the Purchased Assets and the Business. Seller agrees to cooperate with such examinations and analyses and to make its employees and agents reasonably available to discuss such due diligence matters. As part of its due diligence investigation, Buyer will obtain tax and lien searches (the "Lien Search") and litigation searches (the "Litigation Search") from the areas in which Seller conducts its business (including, without limitation, the federal districts, states and counties in which Seller conducts its business). Buyer will pay for the cost of such Lien Search and Litigation Search, and all updates thereto.

         6.3 OPERATION OF BUSINESS. From and after the date hereof until the Closing, Seller will: (i) operate its business in the ordinary course, consistent with past practice; (ii) use its best efforts to preserve its operations so that Buyer will obtain the benefits intended to be afforded by this Agreement; (iii) not take or permit any action which would result in any representation or warranty of Seller becoming incorrect or untrue in any respect; (iv) obtain the prior written approval of Buyer in connection with all material decisions affecting the business, operations, assets and liabilities of Seller; (v) not make any extraordinary effort beyond the ordinary course of business to collect the Accounts Receivable; and (vi) notify Buyer in writing promptly after Seller becomes aware of the occurrence of any event that might result in any of Seller's statements, representations and warranties under this Agreement being or becoming untrue.

         6.4 NOTICES. Buyer and Seller will promptly notify the other in writing if it receives any notice, or otherwise becomes aware, of any action or proceeding instituted or threatened before any court or governmental agency by any third party to restrain or prohibit, or obtain substantial damages in respect of this Agreement or the consummation of the transactions contemplated hereby.

         6.5 EMPLOYEES. Effective midnight on the business day immediately prior to Closing, Seller will terminate all employees and will fulfill any and all obligations imposed on Seller by any federal, state or local governmental authority relating to such termination. Buyer undertakes to offer employment to all employees of Seller, except those employees listed in the scheduled titled "Excluded Employees" attached hereto. Buyer will consider all such persons so employed to be "new hires". Buyer will not assume or be deemed to have assumed any past or future obligations of Seller of any kind or nature to or with respect to such employees, or any other employees of Seller who are not hired by Buyer. Buyer will continue to provide health and other employee benefits not materially different to those currently provided by Seller. All costs relating to employees hired by Buyer arising or accruing from and after the Closing Date shall be the obligation of Buyer, other than any costs or expenses relating to the termination of such employees as employees of Seller (i.e., accrued vacation pay, unpaid sales commissions, etc.), which shall be the obligation of Seller.

         6.6 FURTHER ASSURANCES. Each Party will execute and deliver any further instruments or documents, and take all further action, reasonably requested by the other Party to carry out the transactions contemplated by this Agreement.

         6.7 NONCOMPETITION, NONDISCLOSURE, NONSOLICITATION.

              (a) Webster and Beguelin acknowledge, represent and warrant that each of them will obtain significant direct and indirect benefits as a result of the transactions contemplated hereby.

              (b) In consideration of Buyer's payment of the Purchase Price, Webster and Beguelin hereby severally covenant and agree that he (i) will not, for a period of three years from and after the Closing, either directly or indirectly, whether as officer, director, shareholder, employee, member, manager, owner, partner, investor, lender or otherwise, enter into or engage in any business activity related to the development, marketing or sale of enhanced services in the telecommunications industry, or any other business which is or could be competitive with the Business, in the United States of America; provided, however, that Webster, Beguelin and any of their respective Affiliates may engage in the business currently conducted by Air Express Services, Inc., The Overnight Company, Inc. or the personnel and staffing business currently contemplated by Shareholders and disclosed to Buyer; (ii) will not, for a period of three years from and after the Closing, either directly or through the efforts of any person acting as his agent, employ, solicit the employment of or in any way retain the services of any employee or former employee of Buyer or its Affiliates, or independent contractor or former independent contractor of Buyer or its Affiliates (which independent contractor was engaged by Buyer or any of its Affiliates for any activity related to the Buyer's business, including, without limitation, independent sales agents or computer support personnel), or influence or attempt to influence any such person to terminate his, her or its relationship with Buyer or any of its Affiliates to work for him or any of his Affiliates or a competitor of Buyer or any of its Affiliates, unless Buyer gives its prior written consent thereto; provided, however, that Shareholders may solicit and retain the services of any former employee or independent contractor of Buyer or its Affiliates that has not been employed or contracted by Buyer or any of its Affiliates for a period of six months; (iii) will not, for a period of three years from and after the Closing, either directly or indirectly, attempt to cause any potential or existing customer of Buyer or any of its Affiliates from doing business or continuing to do business with Buyer or any of its Affiliates; and (iv) will hold in confidence and not make use of, or disclose, divulge, transmit or intentionally cause to be disclosed, divulged or transmitted, to any third party at any time any Confidential Information (as defined below) that he possesses relating to Buyer, any of its Affiliates or the Business, without the prior written consent of Buyer, until such time as such Confidential Information becomes generally known to the public, provided that such public knowledge was not caused by a breach of this Agreement or disclosure by him or any of his Affiliates. At the Closing, Seller will have delivered to Buyer all originals and copies of Confidential Information (in whatever form or medium), and all notes, abstracts, compilations, summaries and other materials containing Confidential Information (in whatever form or medium). For purposes of this Agreement, the term "Confidential Information" means the following: All information set forth in the computer software data and documentation, trade secrets, and confidential and proprietary business information, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, customer and supplier lists and information, and all copies and embodiments thereof (in whatever form or medium).

                  For purposes of this Agreement, "Affiliate" means, with respect to any Person (as hereinafter defined), any Person that controls, is controlled by or is under common control with such Person, together with its and their respective members, managers, partners, venturers, directors, officers, shareholders, agents, employees, spouses and legal representatives. A Person shall be presumed to have control when it possesses the power, directly or indirectly, to direct, or cause the direction of, the management or policies of another Person, whether through ownership of voting securities, by contract, or otherwise. "Person" means an individual, partnership, limited liability company, association, corporation or other entity.

              (c) Webster and Beguelin each expressly acknowledge and agree that
         (i) the temporal and geographic limitations contained in this Section
         6.7 are reasonable; (ii) any breach of any provision of this Section
         6.7 would injure Buyer irreparably, and therefore, notwithstanding
         Section 11.1, Buyer may obtain an injunction against a Shareholder in a court of law restraining any violation of this Section, 6.7 without the posting of any bond or the necessity of proving actual monetary loss, in addition to any other remedies which might be available to Buyer at law or in equity; and (iii) if the scope of any restriction contained in this Section 6.7 is too broad to permit enforcement of such restriction to its full extent, then such restriction will be enforced to the maximum extent permitted by law, and Webster and Beguelin each hereby consent and agree that such scope may be judicially modified in any proceeding brought to enforce such restriction.

         6.8 INDEMNIFICATION BY SELLER AND SHAREHOLDERS. Seller and the Shareholders, jointly and severally, shall defend, indemnify and hold Buyer, its Affiliates and their respective members, managers, partners, venturers, shareholders, directors, officers, employees, spouses, legal representatives, agents, successors and assigns ("Buyer Indemnified Parties"), harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, losses or expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Losses") arising from or directly or indirectly relating to:

              (a) any breach by Seller or a Shareholder of any term or provision of this Agreement; or

              (b) Seller's operation of the Business prior to the Closing Date, including, without limitation:

                   (i) all employment related matters, including, without
              limitation, (I) maintenance of all employee benefit plans and policies, if any, (II) provision of employee benefits, if any, and
              (III) violations by Seller of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended by the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1975, as amended, and the Public Health Service Act, as amended (collectively, "COBRA"); and

                   (ii) Seller's Obligations.

         6.9 INDEMNIFICATION BY BUYER AND MULTI-LINK. Buyer and Multi-Link, jointly and severally, shall defend, indemnify and hold Seller, its Affiliates, and their respective members, managers, partners, venturers, shareholders, directors, officers, employees, spouses, legal representatives, agents, successors and assigns ("Seller Indemnified Parties") harmless from and against any and all Losses incurred by any Seller Indemnified Party arising from or directly or indirectly relating to:

              (a) any breach by Buyer or Multi-Link of any term or provision of this Agreement; or

              (b) Buyer's operation of the Business from and after the Closing Date.

         6.10 INDEMNIFICATION PROCEDURES. The Parties' respective indemnification obligations under Sections 6.8 and 6.9 hereof are conditioned upon compliance by a Party with the following procedures for indemnification claims based upon or arising out of any claim, action or proceeding of any nature by any person other than a Buyer Indemnified Party or Seller Indemnified Party. For purposes of this Section 6.10, with respect to any specific claim, action or proceeding, the Party obligated to provide indemnification under
Section 6.8 or 6.9 above is referred to as the "Indemnifying Party," and the Party or Parties who are to be indemnified under Section 6.8 or 6.9 above are referred to as the "Indemnified Party."

              (a) If at any time a claim shall be made or threatened, or an action or proceeding shall be commenced or threatened, against an Indemnified Party which could result in liability of the Indemnifying Party under its indemnification obligations set forth in Section 6.8 or 6.9, as applicable, the Indemnified Party shall give the Indemnifying Party prompt written notice of such claim, action or proceeding. Such notice shall state the nature and basis for the claim, action or proceeding and a reasonable estimate of the amount thereof. An Indemnified Party's failure to timely provide such notice, however, shall not release the Indemnifying Party from its obligations hereunder, unless the Indemnifying Party proves such failure prejudiced the Indemnifying Party, and then the Indemnifying Party will be released only to the extent of the prejudice so proven.

              (b) The Indemnifying Party shall have the right to defend and settle, at its own expense and by counsel of its own choosing, any such claim, action or proceeding so long as the Indemnifying Party pursues such settlement or defense in good faith and diligently; provided, however, subject to Section 6.10(d) below, the Indemnifying Party shall not consent to the entry of any judgment, or enter into any settlement of any claim, action or proceeding, which does not effect the release of the Indemnified Party from all liability in respect of such claim, action or proceeding without the prior written consent of the Indemnified Party.

              (c) If the Indemnifying Party undertakes to defend or settle a claim, action or proceeding, it shall promptly notify the Indemnified Party in writing of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. An Indemnified Party may participate, at its expense, in the defense or settlement of a claim, action or proceeding, provided that the Indemnifying Party shall direct and control the defense or settlement of such claim, action or proceeding. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such claim, action or proceeding, and for so long as the Indemnifying Party diligently pursues such settlement or defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by an Indemnified Party in connection with any defense or settlement of such claim, action or proceeding.

              (d) If the Indemnifying Party desires to accept a final and complete settlement of any such claim, action or proceeding and an Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Agreement with respect to such claim, action or proceeding shall be limited to the amount offered by the Indemnifying Party with respect to such settlement, and the Indemnified Party shall reimburse the Indemnifying Party for any additional costs of defense which the Indemnifying Party subsequently incurs with respect to such claim, action or proceeding and all additional costs of settlement or judgment.

         If the Indemnifying Party does not undertake to defend such claim, action or proceeding to which an Indemnified Party is entitled to indemnification under Section 6.10(c) above, or fails diligently to pursue the defense or settlement of such claim, action or proceeding, the Indemnified Party may undertake such defense or settlement through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such defense or settlement, and any other liabilities or expenses incurred by the Indemnified Party in connection therewith; provided, however, that under no circumstances shall the Indemnified Party consent to the entry of any judgment, or enter into any settlement of any claim, action or proceeding without the prior written consent of the Indemnifying Party.

         6.11 OBLIGATIONS OF SHAREHOLDERS. Notwithstanding anything to the contrary contained herein, the Shareholders, jointly and severally, together with the Seller make all representations and warranties, and agree to perform all covenants of Seller and the Shareholders (except the obligations of the Shareholders under Section 6.7 hereof) set forth herein. Whenever the Agreement requires Seller to take any action, the Shareholders will cause Seller to take such action.

         6.12 AUDIT. During the six month period after Closing, Buyer may, at its election, cause the financial statements of Seller covering the two years ended December 31, 1998 and December 31, 1999 to be audited by a certified public accounting firm selected by Buyer. Buyer will pay all costs and expenses in connection with the audit. Seller and the Shareholders will provide Buyer and its auditors with all information and other assistance reasonably requested by any of them in connection with the audit.

         6.13 EXCLUSIVITY. In consideration of the expenses to be incurred by Buyer in negotiating and preparing to consummate the transactions contemplated hereby, Seller and each of the Shareholders agrees that from the date hereof until the Closing Date, neither Seller nor any of the Shareholders will enter into any agreement, discussion, or negotiation with, provide information to, or solicit, encourage, entertain, or consider, any inquiries or proposals from any other Person with respect to the possible disposition of a material portion of the Business or the Purchased Assets (whether by asset sale, stock sale, business combination or otherwise).

         6.14 PAYMENTS TO CREDITORS. Seller will maintain sufficient assets to pay, and will pay within a reasonable period after Closing, all amounts owing to its creditors as of the Closing Date.

         6.15 SURVIVAL. The covenants of the Parties contained in this Section 6 will survive the Closing.

7. CONDITIONS PRECEDENT.

         7.1 CONDITIONS TO OBLIGATIONS OF BUYER AND MULTI-LINK. The obligations of Buyer and Multi-Link under this Agreement are subject to the satisfaction, on the Closing Date, of each of the following conditions, any of which may be waived in writing by Buyer or Multi-Link:

              (a) Seller and the Shareholders will have fully complied with and performed all of their respective obligations under this Agreement.

              (b) All representations of Seller and the Shareholders in this Agreement will be true and complete as of the date when given and on the Closing Date.

              (c) All consents, approvals and waivers required to consummate the transactions contemplated by this Agreement will have been obtained in writing by Seller and provided to Buyer without any penalty or condition which is adverse to Buyer.

              (d) Buyer will have received evidence of the due authorization and execution of this Agreement by Seller and Shareholders in form and substance satisfactory to Buyer.

              (e) There will not have been any material adverse change in the financial condition, business, prospects or future business of Seller, or in the condition of the Purchased Assets, or any event which may, in the future, cause such a change, or any pending or threatened material litigation or other proceeding against Seller, or the Purchased Assets.

              (f) Buyer will have been satisfied with the results of its due diligence investigation of Seller, the Purchased Assets and the prospects of the on-going Business.

              (g) Buyer will have been satisfied from the results of the Lien Search and Litigation Search that the Purchased Assets are free of any Encumbrances.

              (h) Seller and Shareholders shall have executed and delivered to Buyer and Multi-Link all closing documents required by Section 4.2 hereof.

              (i) Buyer shall have assumed, or entered into a replacement agreement acceptable to Buyer, with respect to the following contracts:

                   (i) Paging Services Contract dated April 29, 1997 between
              Seller and Pagenet, Inc.

                   (ii) Paging Services Contract dated February 26, 1997 between
              Seller and Metrocall.

                   (iii) Paging Services Contract dated July 7, 1997 between
              Seller and Arch Communications, Inc.

                   (iv) Local Telephone Service Contract dated May 28, 1998
              between Seller and BTI Telecommunications, Inc.

                   (v) Agent Contract between Seller and Frontier
              Communications, Inc.

         7.2 CONDITIONS TO OBLIGATIONS OF SELLER AND SHAREHOLDERS. The obligations of Seller and Shareholders under this Agreement are subject to the satisfaction, on the Closing Date, of the following conditions, any of which may be waived in writing by Seller or Shareholders:

              (a) Buyer and Multi-Link will have fully complied with and performed all of their obligations under this Agreement.

              (b) All representations of Buyer and Multi-Link in this Agreement will be true and complete as of the date when given and on the Closing Date.

              (c) Buyer and Multi-Link will have executed and delivered to Seller and the Shareholders all closing documents required by Section
         4.3 hereof.

8. TERMINATION OF AGREEMENT; EFFECT OF TERMINATION.

         8.1 TERMINATION. This Agreement may be terminated at any time before the Closing as follows:

              (a) By Buyer, by notice to Seller, if any of the conditions precedent to Closing under Section 7.1 hereof has not been satisfied as of the Closing Date or has become incapable of being satisfied by the Closing Date.

              (b) By Seller, by notice to Buyer, if any of the conditions precedent to Closing under Section 7.2 hereof has not been satisfied as of the Closing Date or has become incapable of being satisfied by the Closing Date.

         8.2 EFFECT OF TERMINATION. With the exception of the obligations under Sections 1 and 11.8 hereof, which survive termination of this Agreement, upon a termination in accordance with Section 8.1 hereof, this Agreement will have no further force or effect. The Parties' rights under this Section 8.2 are cumulative and are in addition to the other rights and remedies available to them under any other agreement or applicable law.

9. RISK OF LOSS.

         If, prior to the Closing Date, the Purchased Assets or any portion thereof, are destroyed by fire or other casualty, then Buyer will have the option, to be exercised within ten days following the date Buyer receives actual notice of such destruction or taking, but in any event prior to the Closing Date, to either (a) deduct from the Purchase Price the value of those

Purchased Assets which were so destroyed or taken as is mutually agreed to by Buyer and Seller or, in the event of disagreement, in the amount determined by an arbitrator or appraiser mutually agreeable to Buyer and Seller, and to otherwise consummate this transaction, (b) consummate this transaction without any deduction, in which event Buyer will be entitled to receive all proceeds payable to Seller due to such destruction or taking, if any, and Seller will assign such proceeds (or the right to receive such proceeds) to Buyer and also pay Buyer the amount of any deductible associated with any such claim under Seller's insurance, or (c) in the event of a material loss (as determined in Buyer's sole discretion), to terminate this Agreement. Any reduction in the Purchase Price as provided in this Section 9 shall be made by deducting 1/3 of such reduction from the Cash Portion and 2/3 of such reduction from the Stock Portion.

10. POST CLOSING.

         10.1 CONSULTING SERVICES. Webster and Beguelin will each render consulting services (the "Consulting Services") to Buyer from the Closing Date through March 31, 2000. The Consulting Services will include, without limitation:

              (i) taking all reasonable and necessary actions to familiarize and acquaint Buyer with all material aspects of the Business and assisting Buyer in implementing the transition of the Business from control of Seller to control of Buyer.

              (ii) making available to Buyer any and all information or knowledge that Shareholders have regarding the Business, and providing strategic advice to Buyer with respect to the Business.

              (iii) the provision of basic bookkeeping and accounting services similar to the services provided by Webster prior to Closing, to insure a smooth transition of record keeping.

              (iv) the continued training and development of Brian Tribble in all aspects of the Business to prepare him to fulfill his proposed role as general manager of Buyer after March 30, 2000.

10.2 GUARANTEED MINIMUM EBITDA.

              (a) Each Shareholder and Seller jointly and severally guarantees that the earnings before interest, taxes, depreciation and amortization relating to the Purchased Assets for the month of March, 2000 (the "March EBITDA"), as determined in accordance with generally accepted accounting principles, shall be at least $44,100. The March EBITDA shall equal (i) the net billings (i.e., gross billings less credits and refunds) from the Purchased Assets on March 1, 2000, less (ii) the expenses arising from or relating to the Business in the expense categories listed on the schedule titled "EBITDA Expenses" ("EBITDA Expenses") for the month of March, 2000. Buyer will conduct the Business during March, 2000 consistent with past practices in all material respects.

              (b) If the March EBITDA is less than $44,100, then within 10 days after notice by Buyer to Seller and/or the Shareholders, Seller shall refund to Buyer a portion of Purchase Price (the "Refunded Amount") equal to (i) sixty multiplied by (ii) the difference between $44,100 and the March EBITDA. Seller and/or the Shareholders shall return 1/3 of the Refunded Amount to Buyer in cash and 2/3 in Common Stock. The number of such shares to be returned shall be determined by dividing 2/3 of the Refunded Amount by the closing bid price of one share of Common Stock as reported by the NASDAQ Small Cap Market as of the last full trading day prior to the Closing Date. Notwithstanding the foregoing, if the March EBITDA is less than $44,100 due to an adverse change in revenues or customer based billings resulting from a technical or MVP alteration implemented by Buyer after Closing, then that decrease in revenues or customer based billings will not be discounted against the EBITDA calculations.

         10.3 OFFICE SPACE. Buyer will provide Beguelin with office space through March 31, 2000 in order that Beguelin may provide the Consulting Services. Space may be available after March 31, 2000 by mutual agreement.

11. MISCELLANEOUS.

         11.1 ARBITRATION. After Closing, any dispute concerning this Agreement, except for disputes related to intentional misstatements, concealment, or fraud by a Party or any proceeding to enforce the provisions of Section 6.7 hereof, will be subject to mandatory binding arbitration and will be referred to a panel of three neutral arbitrators for final determination pursuant to the Commercial Rules (the "Rules") of the American Arbitration Association (the "AAA"). Such arbitration will be administered by the AAA and held in Raleigh, North Carolina. Any such arbitration will be initiated by a written request for arbitration delivered by one Party to the other Parties and to the AAA. A panel of three neutral arbitrators will be selected in accordance with the Rules. The hearing will be commenced within 60 days of the selection of the arbitrators. Within ten days following the closing of the hearing, a final decision will be made concerning the disputed matter, which decision and the basis therefor will be in writing and delivered to the Parties. The final decision of the arbitrators will be binding on the Parties and enforceable in any court of law having jurisdiction thereof. Pending final decision of the disputed matter, the Parties will continue to diligently observe and perform the terms of this Agreement. In such arbitration, (i) the prevailing Party will be entitled to recover its reasonable attorneys' fees and costs, (ii) the non-prevailing Party will be responsible for the costs of arbitration (including, but not limited to the costs of the arbitrators and AAA fees) and (iii) the laws of the State of North Carolina will be applied. Notwithstanding the foregoing, if the aggregate amount in dispute (inclusive of all claims and counterclaims) is less than $50,000, the foregoing provisions will apply except that the arbitration will be conducted by one neutral arbitrator instead of a panel of three arbitrators. If arbitration is commenced before a single arbitrator, such arbitration shall continue with a single arbitrator even if the aggregate amount in dispute exceeds $50,000 after the commencement of arbitration.

         11.2 NO WAIVER. No waiver of any breach of any provision of this Agreement will be deemed a waiver of any other breach of this Agreement. No extension of time for performance of any act will be deemed an extension of the time for performance of any other act.

         11.3 SEVERABILITY. The provisions of this Agreement will be deemed severable, and if any provision of this Agreement is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement will not be affected but will remain binding in accordance with their terms.

         11.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the schedules, exhibits and attachments to such agreements contain the entire agreement of the Parties with respect to the purchase and sale of the Purchased Assets and the other transactions contemplated by such agreements. This Agreement may be amended only by an instrument in writing signed by Buyer and Seller and Shareholders. The headings in this Agreement are solely for convenience of reference and will not affect the interpretation of any provision of this Agreement. The exhibits and schedules to this Agreement are incorporated as a part of this Agreement.

         11.5 APPLICABLE LAW. This Agreement will be construed in accordance with and governed by the laws of the State of North Carolina, without regard to conflicts of laws provisions.

         11.6 TIME IS OF THE ESSENCE. The Parties acknowledge and agree that time is of the essence with respect to the consummation of the transactions contemplated by this Agreement.

         11.7 BINDING AGREEMENT, ASSIGNMENT. Neither Seller nor the Shareholders may assign their respective obligations, rights or benefits hereunder to a third party without the prior written consent of Buyer. Subject to the preceding sentences, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors, heirs and permitted assigns.

         11.8 EXPENSES. Each Party will pay its own reasonable expenses, including reasonable attorneys' and accountants' fees, incurred in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated by this Agreement; provided that, subject to the provisions of Section 11.1 hereof, in any proceeding or other attempt to enforce, construe or to determine the validity of this Agreement, the nonprevailing Party will pay the reasonable expenses of the prevailing Party, including reasonable attorneys' fees and costs.

         11.9 NOTICES. All notices, demands or other communications required or permitted to be given hereunder will be in writing, and any and all such items will be deemed to have been duly delivered upon personal delivery; or as of the third business day after mailing by United States mail, certified, return receipt requested, postage prepaid, addressed as follows; or as of the immediately following business day after deposit with Federal Express or a similar overnight courier service, charges prepaid, addressed as follows; or upon delivery by facsimile (with telephone confirmation of delivery and machine generated proof of transmission) to the facsimile number set forth below:

              Notices to Seller or the Shareholders:

              One Touch Communications, Inc.
              6120 St. Giles Street, Suite 250
              Raleigh, NC  27612
              Attn: Eric C. Beguelin
              Phone:  (919) 571-8726
              Facsimile:  (919) 571-2661

              David G. Webster
              1748 River Bluff View
              Duluth, GA 30097
              Phone:  (678) 473-9539
              Facsimile:  (678) 473-9543

              Eric C. Beguelin
              12424 Canolder Street
              Raleigh, North Carolina  27614
              Phone:  (919) 571-8726
              Facsimile:  (919) 786-3000

              With a copy to:

              Nicholls & Crampton, P.A.
              P.O. Box 18237
              Raleigh, North Carolina  27619
              Attn:  Robin Adams Anderson, Esq.
              Phone:  (919) 781-1311
              Facsimile:  (919) 782-0465

              Notices to Buyer or Multi-Link:

              Multi-Link Telecommunications, Inc.
              4704 Harlan St., Suite 420
              Denver, CO  80212
              Attn:  Nigel V. Alexander
              Phone:  (303) 313-2001
              Facsimile:  (303) 831-1988

              With a copy to:

              Otten, Johnson, Robinson, Neff & Ragonetti, P.C.
              950 17th Street, Suite 1600
              Denver, CO  80202
              Attn:  Blair L. Lockwood, Esq.
              Phone:  (303) 825-8400
              Facsimile:  (303) 825-6525

         Any Party may change its notice information by written notice given to the other Parties in accordance with this Section 11.9.

         11.10 COUNTERPARTS; FACSIMILE EXECUTION. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument. This Agreement may be executed by telefacsimile signature and a telefacsimile signature will constitute an original signature for all purposes.

         11.11 NO THIRD PARTY BENEFICIARIES. This Agreement will not confer any rights or remedies upon any person other than the Parties and their respective heirs, successors and assigns, as applicable.

         11.12 REMEDIES. The rights and remedies of the Parties hereunder are cumulative and are not in lieu of, but are in addition to, any other rights or remedies which the Parties may have at law or in equity.

         IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date set forth in the introductory paragraph of this Agreement.

                                        SELLER:

                                        One Touch Communications, a Georgia
                                        corporation

                                        By:
                                            ------------------------------------
                                            David G. Webster
                                            President

                                        BUYER:

                                        One Touch Communications, a Colorado
                                        corporation

                                        By:
                                            ------------------------------------
                                            Nigel V. Alexander
                                            Chief Executive Officer

                                        MULTI-LINK:

                                        Multi-Link Telecommunications, Inc., a
                                        Colorado corporation

                                        By:
                                            ------------------------------------
                                            Nigel V. Alexander
                                            Chief Executive Officer

                                        SHAREHOLDERS:

                                        ----------------------------------------
                                        David G. Webster

                                        ----------------------------------------
                                        Eric C. Beguelin

                               TABLE OF CONTENTS

                                                                                                               PAGE
         1.       TRANSACTION CONFIDENTIALITY; PRESS RELEASES....................................................1

                  1.1      Transaction Confidentiality...........................................................1

                  1.2      Press Releases........................................................................1

                  1.3      Survival..............................................................................2

         2.       PURCHASED ASSETS; EXCLUDED ASSETS; ASSUMPTION OF LIABILITIES...................................2

                  2.1      Purchased Assets......................................................................2

                  2.2      Excluded Assets.......................................................................2

                  2.3      Liabilities Not Assumed...............................................................2

         3.       PURCHASE PRICE; PAYMENT; ADJUSTMENTS; PRORATIONS; ALLOCATIONS..................................2

                  3.1      Purchase Price; Payment...............................................................2

                  3.2      Common Stock..........................................................................3

                  3.3      Prorations............................................................................3

                  3.4      Allocation of Purchase Price..........................................................3

                  3.5      Adjustment to Purchase Price..........................................................4

         4.       CLOSING........................................................................................4

                  4.1      Closing Date..........................................................................4

                  4.2      Actions to be Taken by Seller and Shareholders at the Closing.........................4

                  4.3      Actions to be Taken by Buyer and Multi-Link at the Closing............................5

         5.       REPRESENTATIONS AND WARRANTIES.................................................................6

                  5.1      Representations and Warranties of Seller and Shareholders.............................6

                  5.2      Buyer Representations and Warranties.................................................10

                  5.3      Multi-Link Representations and Warranties............................................11

                  5.4      Survival.............................................................................11

         6.       CERTAIN COVENANTS.............................................................................11

                  6.1      Approvals and Consents...............................................................11

                  6.2      Due Diligence........................................................................12

                  6.3      Operation of Business................................................................12

                  6.4      Notices..............................................................................12

                  6.5      Employees............................................................................12

                               TABLE OF CONTENTS
                                  (CONTINUED)


                                                                                                               PAGE
                  6.6      Further Assurances...................................................................12

                  6.7      Noncompetition, Nondisclosure, Nonsolicitation.......................................13

                  6.8      Indemnification by Seller and Shareholders...........................................14

                  6.9      Indemnification by Buyer and Multi-Link..............................................14

                  6.10     Indemnification Procedures...........................................................15

                  6.11     Obligations of Shareholders..........................................................16

                  6.12     Audit................................................................................16

                  6.13     Exclusivity..........................................................................16

                  6.14     Payments to Creditors................................................................17

                  6.15     Survival.............................................................................17

         7.       CONDITIONS PRECEDENT..........................................................................17

                  7.1      Conditions to Obligations of Buyer and Multi-Link....................................17

                  7.2      Conditions to Obligations of Seller and Shareholders.................................18

         8.       TERMINATION OF AGREEMENT; EFFECT OF TERMINATION...............................................18

                  8.1      Termination..........................................................................18

                  8.2      Effect of Termination................................................................18

         9.       RISK OF LOSS..................................................................................18

         10.      POST CLOSING..................................................................................19

                  10.1     Consulting Services..................................................................19

                  10.2     Guaranteed Minimum EBITDA............................................................19

                  10.3     Office Space.........................................................................20

         11.      MISCELLANEOUS.................................................................................20

                  11.1     Arbitration..........................................................................20

                  11.2     No Waiver............................................................................20

                  11.3     Severability.........................................................................20

                  11.4     Entire Agreement; Amendment..........................................................21

                  11.5     Applicable Law.......................................................................21

                  11.6     Time is of the Essence...............................................................21

                  11.7     Binding Agreement, Assignment........................................................21

                  11.8     Expenses.............................................................................21

                               TABLE OF CONTENTS
                                  (CONTINUED)


                                                                                                               PAGE

                  11.9     Notices..............................................................................21

                  11.10    Counterparts; Facsimile Execution....................................................22

                  11.11    No Third Party Beneficiaries.........................................................23

                  11.12    Remedies.............................................................................23

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